Exhibit n

THE HARTFORD MUTUAL FUNDS, INC. AND

THE HARTFORD MUTUAL FUNDS II, INC.

on behalf of their respective series listed on Schedule A

Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3

February 28, 2019

Each class of shares of the funds listed on Schedule A (each a “Fund” and collectively, the “Funds”), each a series of The Hartford Mutual Funds, Inc. or The Hartford Mutual Funds II, Inc. (each, a “Company” and, together, the “Companies”), will have the same relative rights and privileges, except as set forth below. The Board of Directors of each Company (the “Board of Directors”) may determine in the future that other distribution arrangements, allocations of expenses (whether ordinary or extraordinary) or services to be provided to a class of shares are appropriate and amend this Plan accordingly without the approval of shareholders of any class.

Each class of shares of a Fund: (1) shall be subject to such minimum purchase requirements, sales charges and other conditions of eligibility as are set forth in the applicable Fund’s prospectus and/or Statement of Additional Information on Form N-1A (“Registration Statement”); (2) may be convertible into other share classes of the Fund if, and to the extent, set forth in the Fund’s Registration Statement; and (3) shall be entitled to the shareholder services set forth from time to time in the Fund’s Registration Statement with respect to such class of shares. Except as set forth in a Fund’s prospectus, shares may be exchanged only for shares of the same class of another Fund.

ARTICLE I

Class A Shares

Class A Shares are sold subject to distribution/service fees under each Company’s Amended and Restated Distribution Plan, as such Plan may be further amended or amended and restated from time to time (the “Distribution Plan”), calculated as a stated percentage of the net assets attributable to Class A Shares as set forth in the relevant Fund’s prospectus. The Class A shareholders of a Fund have exclusive voting rights, if any, with respect to the Distribution Plan as it applies to each Fund. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class A Shares are allocated to Class A Shares.

ARTICLE II

Class T Shares

Class T Shares are sold subject to distribution/service fees under the Distribution Plan, calculated as a stated percentage of the net assets attributable to Class T Shares as set forth in the relevant Fund’s prospectus. The Class T shareholders of a Fund have exclusive voting rights, if any, with respect to the Distribution Plan as it applies to each Fund. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class T Shares are allocated to Class T Shares.

ARTICLE III

Class B Shares

Class B Shares were are sold subject to distribution/service fees under the Distribution Plan, calculated as a stated percentage of the net assets attributable to Class B Shares as set forth in the relevant Fund’s prospectus. The Class B shareholders of a Fund have exclusive voting rights, if any, with respect to the Distribution Plan as it applies to each Fund. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class B Shares are allocated to Class B Shares. Effective October 3, 2009, Class B Shares ceased to be available for purchase (except as explicitly permitted by the relevant prospectus) and there are no outstanding Class B shares as of the date hereof.

ARTICLE IV

Class C Shares

Class C Shares are sold subject to distribution/service fees under the Distribution Plan, calculated as a stated percentage of the net assets attributable to Class C Shares as set forth in the relevant Fund’s prospectus. The Class C shareholders of a Fund have exclusive voting rights, if any, with respect to the Distribution Plan as it applies to each Fund. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class C Shares are allocated to Class C Shares.

Effective October 1, 2018, Class C Shares shall automatically convert to Class A Shares after a certain holding period or under other circumstances in accordance with the terms and conditions set forth in the Funds’ prospectuses.

ARTICLE V

Class I Shares

Class I Shares are not sold subject to distribution/service fees. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class I Shares are allocated to Class I Shares.

ARTICLE VI

Class R3 Shares

Class R3 Shares are sold subject to distribution/service fees under the Distribution Plan, calculated as a stated percentage of the net assets attributable to Class R3 Shares as set forth in the relevant Fund’s prospectus. The Class R3 shareholders of a Fund have exclusive voting rights, if any, with respect to the Distribution Plan as it applies to each Fund. Transfer agency fees, expenses related to transfer agency activities, administrative services fees and state and federal registration fees applicable to Class R3 Shares are allocated to Class R3 Shares.

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ARTICLE VII

Class R4 Shares

Class R4 Shares are sold subject to distribution/service fees under the Distribution Plan, calculated as a stated percentage of the net assets attributable to Class R4 Shares as set forth in the relevant Fund’s prospectus. The Class R4 shareholders of a Fund have exclusive voting rights, if any, with respect to the Distribution Plan as it applies to each Fund. Transfer agency fees, expenses related to transfer agency activities, administrative services fees and state and federal registration fees applicable to Class R4 Shares are allocated to Class R4 Shares.

ARTICLE VIII

Class R5 Shares

Class R5 Shares are not sold subject to distribution/service fees. Transfer agency fees, expenses related to transfer agency activities, administrative services fees and state and federal registration fees applicable to Class R5 Shares are allocated to Class R5 Shares.

ARTICLE IX

Class R6 Shares

Class R6 Shares are not sold subject to distribution/service fees. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class R6 Shares are allocated to Class R6 Shares.

ARTICLE X

Class Y Shares

Class Y Shares are not sold subject to distribution/service fees. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class Y Shares are allocated to Class Y Shares.

ARTICLE XI

Class F Shares

Class F Shares are not sold subject to distribution/service fees. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class F Shares are allocated to Class F Shares.

ARTICLE XII

Class SDR

Class SDR Shares are not sold subject to distribution/service fees. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class SDR Shares are allocated to Class SDR Shares.

ARTICLE XIII

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ALLOCATION OF EXPENSES

Expenses shall be allocated among classes in a manner that is fair and equitable. Expenses relating to a Fund generally will be allocated among each class based upon the relative net assets of each such class. Expenses relating only to a particular class shall be allocated to that class.

ARTICLE XIV

APPROVAL BY BOARD OF DIRECTORS

This Plan shall not take effect with respect to a Company or any of its series until it has been approved by the vote of a majority (or whatever greater or lesser percentage may, from time to time, be required under Rule 18f-3 under the Investment Company Act of 1940, as amended (the “Act”)) of (a) all of the Directors of the Company, on behalf of the Company or its applicable series, and (b) those of the Directors who are not “interested persons” of the Company, as such term may be from time to time defined under the Act.

ARTICLE XV

SEVERABILITY

This Plan is severable as to each Fund. The Board of Directors may amend this Plan on behalf of one or more Funds, in which case a new Plan would be adopted in respect of any such Fund. In such event, this Plan would remain in full force and effect as to all other Funds.

ARTICLE XVI

AMENDMENTS

No material amendment to the Plan shall be effective unless the Board of Directors approves it in the same manner as is provided for approval of this Plan in Article XIV.

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SCHEDULE A

The Hartford Mutual Funds, Inc.

The Hartford Balanced Fund (fund to be renamed effective May 1, 2019)
Hartford Multi-Asset Income and Growth Fund

The Hartford Balanced Income Fund

The Hartford Capital Appreciation Fund

The Hartford Checks and Balances Fund

The Hartford Conservative Allocation Fund

Hartford Core Equity Fund

The Hartford Dividend and Growth Fund

Hartford Emerging Markets Equity Fund

The Hartford Emerging Markets Local Debt Fund

Hartford Environmental Opportunities Fund

The Hartford Equity Income Fund

The Hartford Floating Rate Fund

The Hartford Floating Rate High Income Fund

The Hartford Global All-Asset Fund

Hartford Global Impact Fund1

The Hartford Global Real Asset Fund

The Hartford Growth Allocation Fund

The Hartford Healthcare Fund

The Hartford High Yield Fund

The Hartford Inflation Plus Fund

Hartford International Equity Fund

The Hartford International Growth Fund

The Hartford International Opportunities Fund

The Hartford International Small Company Fund

The Hartford International Value Fund

Hartford Long/Short Global Equity Fund

The Hartford MidCap Fund

The Hartford MidCap Value Fund

Hartford Moderate Allocation Fund

Hartford Multi-Asset Income Fund

Hartford Municipal Income Fund

The Hartford Municipal Opportunities Fund

Hartford Municipal Short Duration Fund

The Hartford Quality Bond Fund

The Hartford Short Duration Fund

Hartford Small Cap Value Fund

The Hartford Small Company Fund

The Hartford Strategic Income Fund

The Hartford Total Return Bond Fund

The Hartford World Bond Fund

1 Added February 28, 2017

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The Hartford Mutual Funds II, Inc.

The Hartford Growth Opportunities Fund

The Hartford Small Cap Growth Fund

Hartford Quality Value Fund

Hartford Schroders Emerging Markets Equity Fund

Hartford Schroders Emerging Markets Multi-Sector Bond Fund

Hartford Schroders Global Strategic Bond Fund

Hartford Schroders International Multi-Cap Value Fund

Hartford Schroders International Stock Fund

Hartford Schroders Securitized Income Fund

Hartford Schroders Tax-Aware Bond Fund

Hartford Schroders US Small Cap Opportunities Fund

Hartford Schroders US Small/Mid Cap Opportunities Fund (fund to be renamed effective May 1, 2019)
Hartford Schroders US MidCap Opportunities Fund

Document Revision History:

Last Amended: February 28, 2019

Previously Amended on: October 1, 2018; July 16, 2018

Initially Approved on: January 11, 2017

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